PELOTON EXPANDS PRODUCT SUITE WITH ALL NEW BIKE+ AND TREAD, OFFERING MORE WAYS FOR PEOPLE TO ACCESS AND ENJOY WORLD-CLASS AT-HOME FITNESS

Original Peloton Bike and new Tread offered at lower price points; Peloton Bike can now be financed for $49 USD a month

The Bike+ introduces new features and content designed to offer total body training

NEW YORK - Sept. 8, 2020 -- Peloton (NASDAQ:PTON) today announced the introduction of the Peloton Bike+ and the new Peloton Tread, growing its portfolio of immersive, connected fitness products and experiences. The Bike+ will be available starting on September 9, 2020 in the U.S., Canada, U.K., and Germany, with the Peloton Tread coming to the U.K. December 26, 2020, U.S. and Canada in early 2021, and Germany later in 2021. The Peloton product suite will now include two Bike models and two Tread models, offering Members new ways to combine cardio and strength training, while adding more affordable entry points to experience Peloton.

The Peloton connected fitness portfolio will now include:
•The original Peloton Bike, available at the lower price point of $1,895 USD on September 9, 2020.
•The Peloton Bike+ ($2,495 USD)
•The original Peloton Tread, now called Peloton Tread+ ($4,295 USD)
•The lower-priced Peloton Tread ($2,495 USD), coming in early 2021

“When we launched Peloton, we knew we were onto something special. Now, eight years later, we have a passionate global community of 2.6 million Members, and we feel like we’re just getting started, in terms of how we can impact the health and well-being of people worldwide through our platform, content and products," said John Foley, Peloton’s CEO and Co-founder. "Our goal is to be the go-to at-home fitness solution for as many people as possible, and with these new product launches, we’ll be able to offer access to Peloton’s best-in-class fitness content at various price points, depending on what consumers are looking for, especially in a world where people are increasingly working out at home.”

The Peloton Bike+: A total body workout experience
The Peloton Bike+ builds on the innovation of the original Peloton Bike and includes some of the most Member-requested hardware and software features and class content. Thoughtfully designed to create a challenging total body workout, the Bike+ makes it easier to complement an indoor cycling class with Peloton’s strength, yoga, stretching and meditation classes - all from the Bike+.

Peloton also introduces Bike Bootcamp, a new class format available to all Peloton Members, starting September 15. An elite lineup of fitness instructors, including Peloton’s VP of Fitness Programming and Head Instructor Robin Arzón, Tread instructor Jess Sims, and Director of Cycling Cody Rigsby, will guide Members through a motivating total body workout, integrating strength training with Peloton’s well-known cardio programming for a dynamic workout on and off the Bike+.

The Peloton Bike+ features:
•23.8” rotating HD touchscreen: Seamlessly transition between cycling and floor-based workouts. The screen rotates 180 degrees left and right for easy viewing.
•High-fidelity four-speaker sound system: Clearer sound and quality for a more intense Instructor connection.
•Gymkit™: With just a tap, pair your Apple Watch® with the Bike+ to keep your metrics in sync.
•Auto-Follow: Stay focused on your workout with a touch-free, optional adjustment that automatically scales your resistance, based on Target Metrics. Throughout the class, the digitally-controlled resistance remembers where you fall within the Target Metrics and automatically adjusts based on instructor guidance, allowing you to fully lose yourself in the class.

Marking the first multi-territory product launch for the company, the Peloton Bike+ is available in the U.S., U.K., Canada and Germany. Owners of the original Peloton Bike in the U.S. are eligible to trade in Peloton Bikes in working condition and receive a $700 credit towards Bike+, the Yoga & Toning accessories package and a complimentary haul away of their current Peloton Bike. The trade-in program will be available starting September 9, 2020 and you can find more information here.

The all new Peloton Tread: A complete running and strength workout
The new Peloton Tread combines a modern design with Peloton’s compelling running and strength training content. The Tread has the fundamental elements of Tread+, like the control knobs and jump buttons, that make it easier for athletes at every fitness level to achieve their goals with intense total body workouts.

The Peloton Tread features:
•23.8” HD touchscreen with integrated speakers: Transition seamlessly between the Tread and the floor during your workout. The screen tilts up and down 50 degrees, so you can have the best possible view and sound, bringing you even closer to Instructors.
•Designed to fit your daily routine: Tread measures smaller than most couches at 68” L x 33” W x 62” H and fits comfortably in most homes.
•Thoughtfully designed running platform: Tread has no front shroud, typically found in traditional belt treadmills, which creates an unencumbered training environment free of obstacles.

The Peloton Tread will be available for purchase in the U.K. on December 26, 2020, in the U.S. and Canada in early 2021, and in Germany later in 2021.

Making Peloton more accessible to a wider audience
Peloton’s mission is to help people be the best version of themselves and make it easier to access world-class fitness and wellness content. With a product portfolio that now features two Bike options, two Tread options and a robust Digital-Only Membership, Peloton is making it easier than ever to become part of the Peloton community, with or without hardware.

The original Peloton Bike will be available September 9, 2020 in the U.S., Canada, U.K. and Germany for $1,895 USD/$2,495 CAD/£1,750 GBP/€2,145 EUR, respectively, making the Peloton experience more affordable for anyone interested in the benefits of at-home fitness.

The Peloton Bike+ will be available in the U.S., U.K., Canada, and Germany for $2,495 USD/£2,295 GBP/$3,295 CAD/€2,690 EUR, respectively. New purchasers in the U.S., Canada, U.K. and Germany can also take advantage of the 30-day home trial for the original Peloton Bike and Bike+.

The Peloton Tread will be available in the UK on December 26, early 2021 in the U.S. and Canada, and Germany later in 2021, priced at £2,295 GBP / $2,495 USD /$3,295 CAD / respectively.

Peloton also offers financing for its entire portfolio of connected fitness products to those who qualify. For some, financing the purchase of a Peloton product provides a better value than traditional gym memberships or attending in-person boutique fitness classes, in addition to saving time traveling to and from a workout. The original Peloton Bike, loved by millions, can now be purchased starting at USD $49/month plus the cost of an All-Access Membership ($39/mo).

Financing offers (All-Access Membership separate):
•Peloton Bike: $49/month for 39 months with 0% APR
◦$64 CAD/month, £45 GBP/month, €55 EUR/month
•Peloton Bike+: $64 USD/month for 39 months with 0% APR
◦$85 CAD/month, £59 GBP/month, €69 EUR/month
•Peloton Tread+: $111/month for 39 months with 0% APR
•Peloton Tread: $64/month for 39 months with 0% APR
◦$85 CAD/month, £59 GBP/month

Peloton also provides two tiers of membership. The All-Access Membership, available with the purchase of any Peloton bike or tread for $39 USD/ £39 GBP / $49 CAD/ €58 EUR monthly, allows Members to create accounts for the whole family. The Peloton App, which hosts an expansive library of content that requires no Peloton equipment, is included with the All-Access Membership, or individuals without a bike or tread can purchase a Peloton Digital Membership for just $12.99 USD/£12.99 GBP/$12.99 CAD/ €12.99 EUR.

For more information about Peloton products or Membership, please visit www.onepeloton.com.

About Peloton
Peloton is the largest interactive fitness platform in the world with a loyal community of more than 2.6 million Members. The company pioneered connected, technology-enabled fitness, and the streaming of immersive, instructor-led boutique classes for its Members anytime, anywhere. Peloton makes fitness entertaining, approachable, effective, and convenient, while fostering social connections that encourage its Members to be the best versions of themselves. An innovator at the nexus of fitness, technology, and media, Peloton has reinvented the fitness industry by developing a first-of-its-kind subscription platform that seamlessly combines the best equipment, proprietary networked software, and world-class streaming digital fitness and wellness content, creating a product that its Members love. The brand's immersive content is accessible through the Peloton Bike, Peloton Tread, Peloton Bike+, Peloton Tread+, and Peloton App, which allows access to a full slate of fitness classes across disciplines, on any iOS or Android device, Apple TV, Fire TV, Roku TVs, and Chromecast and Android TV. Founded in 2012 and headquartered in New York City, Peloton has a growing number of retail showrooms across the US, UK, Canada and Germany. For more information, visit www.onepeloton.com.

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